UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2021

International Paper Company

(Exact name of registrant as specified in its charter)

New York	1-3157	13-0872805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Poplar Avenue, Memphis, Tennessee 38197

(Address of Principal Executive Offices, and Zip-Code)

Registrant’s telephone number, including area code: (901) 419-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1 per share par value	IP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On February 16, 2021, International Paper Company (the “Company”) entered into a Consent and Waiver Agreement (the “Consent Agreement”) with Graphic Packaging Holding Company (“GPK”), GPI Holding III, LLC (“GPI”), and Graphic Packaging International Partners, LLC (“GPIP”) pursuant to which GPIP agreed to repurchase from the Company common units (“Units”) of GPIP for an aggregate price of approximately $150 million.

In addition, under the Consent Agreement, and pursuant to the terms of the Exchange Agreement, dated January 1, 2018, by and among the Company, GPK, GPI and GPIP (the “Exchange Agreement”) the Company will exchange 15,307,000 Units, or approximately 32% of the aggregate Units owned by the Company. Pursuant to the Exchange Agreement, GPIP will deliver 15,307,000 shares of GPK common stock for the equivalent number of Units, which the Company will sell immediately upon entering into the Consent Agreement.

Both the repurchase and exchange are expected to close on February 19, 2021. Following the transactions described above, the Company will own Units representing an ownership interest of approximately 7%.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL PAPER COMPANY

By:	/s/ Timothy S. Nicholls
Name:	Timothy S. Nicholls
Title:	Senior Vice President and Chief Financial Officer

Date: February 16, 2021

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